Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Charles & Colvard, Ltd.
Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-256495) and Form S-8 (No. 333-151255, No. 333-204496, No. 333-212265, and No. 333-228329) of Charles & Colvard, Ltd. of our report dated October 12, 2023, relating to the consolidated financial statements which appears in this Form 10-K.

/s/ BDO USA, P.C.

Raleigh, North Carolina
October 12, 2023